Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OF EXEMPTION THEREFROM, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WL ROSS HOLDING CORP.

PROMISSORY NOTE

Principal Amount: Not to Exceed $750,000 (See Schedule A)	Dated as of March 31, 2016 New York, New York

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, WL Ross Holding Corp., a Delaware corporation and blank check company (the “Maker”), promises to pay to the order of WL Ross Sponsor LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal balance as set forth on Schedule A hereto in lawful money of the United States of America; which schedule shall be updated from time to time by the parties hereto to reflect all advances and readvances outstanding under this Note; provided that at no time shall the aggregate of all advances and readvances outstanding under this Note exceed Seven Hundred Fifty Thousand Dollars ($750,000).  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.            Principal. All unpaid principal under this Note including accrued interest thereon pursuant to Section 2 below shall be due and payable in full on the first to occur of (i) the closing date of the transactions contemplated by the Agreement and Plan of Merger among Maker, Neon Holding Company LLC, Neon Acquisition Company LLC, Nexeo Solutions Holdings, LLC, TPG Accolade Delaware, L.P. and Nexeo HoldCo LLC, dated as of March 21, 2016, or (ii) June 11, 2016 or such later date as may be approved by the stockholders of Maker by amendment to Article IX of the Maker’s Amended and Restated Certificate of Incorporation for Maker to complete an initial Business Combination (such date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding principal amount to date under this Note may be prepaid at any time by the Maker, at its election and without penalty.

2.            Interest. Interest shall accrue at a rate of five percent (5%) per annum on any unpaid principal amount outstanding and shall compound annually. All accrued interest shall be added to and become part of the principal amount outstanding under this Note that is due and payable on the Maturity Date.

3.            Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.            Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a)          Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b)          Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.           Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.            Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.            Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8.            Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9.            Construction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

10.          Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.          Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the effectiveness of the IPO were deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO on June 5, 2014, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

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12.          Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

13.          Successors and Assigns.  Subject to the restrictions on transfer in Sections 14 and 15 below, the rights and obligations of the Maker and Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

14.          Transfer of this Note.  With respect to any offer, sale or other disposition of this Note, Payee shall give (i) written notice to Maker prior thereto, describing briefly the manner thereof, together with a written opinion reasonably satisfactory to the Maker in form and substance from counsel reasonably satisfactory to the Maker to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, the Maker, as promptly as practicable, shall notify Payee that Payee may sell or otherwise dispose of this Note, all in accordance with the terms of the note delivered to the Maker. If a determination has been made pursuant to this Section 14 that the opinion of counsel for Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Maker, the Maker shall so notify Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Maker such legend is not required in order to ensure compliance with the Securities Act. The Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of the Maker. Prior to presentation of this Note for registration of transfer, the Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Maker shall not be affected by notice to the contrary.

15.          Acknowledgment. Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Payee understands that the acquisition of this Note involves substantial risk. Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature page follows]

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

WL ROSS HOLDING CORP.

By:	/s/ Stephen J. Toy
Name: Stephen J. Toy
Title: President

Acknowledged and agreed as of the day and year first above written.

WL ROSS SPONSOR LLC By: WL ROSS GROUP, L.P., its Managing Member By: El Vedado, LLC, its General Partner

By:	/s/ Gregory Stoeckle
Name: Gregory Stoeckle
Title: Manager

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SCHEDULE A

Subject to the terms and conditions set forth in the Note to which this schedule is attached to, the principal balance due under the Note shall be set forth in the table below and shall be updated from time to time to reflect all advances and readvances outstanding under the Note.

Date	Drawing	Interest Earned	Principal Balance

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